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                                                                 Exhibit (e)


                              AMENDED AND RESTATED
                             DISTRIBUTION CONTRACT


Edgewood Services, Inc.
Clearing Operations
P.O. Box 897
Pittsburgh, Pennsylvania 15230-0897

Gentlemen:

      This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Excelsior Funds, Inc. (the "Company"), a Maryland corporation, has agreed that Edgewood Services, Inc. (the "Distributor"), a subsidiary of Federated Investors ("Federated"), shall be, for the period of this Contract, a distributor of shares (the "Shares") of the Company's Common Stock of one or more classes and series representing interests in the Company's investment portfolios (individually, a "Fund," collectively, "Funds"), as described and set forth on one or more exhibits to this Contract. In the event that the Company establishes one or more additional investment portfolios other than the Funds with respect to which it decides to retain the Distributor to act as a distributor hereunder, the Company shall so notify the Distributor in writing. If the Distributor is willing to render such services to a new investment portfolio, it will notify the Company in writing whereupon such investment portfolio will become a Fund under this Contract.

      1. Services as Distributor.
         -----------------------

         1.1 The Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Company's Board of Directors and the Company's registration statement and prospectuses then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by it for the purchase or redemption of Shares to the Company's transfer agent or to any qualified broker/dealer for transmittal to said agent.

         1.2 The Distributor agrees to use its best efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes appropriate in connection with such solicitation. The Company understands that the Distributor may in the future be the distributor of shares of other investment company portfolios ("Portfolios") including Portfolios having investment objectives similar to those of the Funds. The Company further understands that existing and future investors in the Funds may invest in shares of such other Portfolios. The Company agrees that the Distributor's duties to such Portfolios shall not be deemed in conflict with its duties to the Company under this Paragraph 1.2.

         1.3 Except to the extent that any plan adopted by the Company pursuant to Rule 12b-1 under the Investment Company Act of 1940 provides otherwise, the Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, the


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Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds. It is contemplated that the Distributor will enter into selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and in so doing will act only on its own behalf as principal.

         1.4 All Shares offered for sale by the Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Company's charter documents and the then current prospectus) plus, except to those classes of persons or transactions described in the then current Prospectus, (b) a sales charge which shall be the percentage of the offering price of such Shares as set forth in the Company's then current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by the Distributor to broker/dealers and other persons shall be set forth in either the selling agreements between the Distributor and such broker/dealers and persons, as from time to time amended, or if such concessions are described in the Company's then current prospectus, shall be as so set forth. No broker/dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Company in connection with the offering or sale of the Shares to the public or otherwise.

         1.5 If any Shares sold by the Company are redeemed or repurchased by the Company or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount above the net asset value received by the Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker/dealers or other persons shall be repayable to the Company only to the extent recovered by the Distributor from the broker/dealer or other person involved. The Distributor shall include in each selling agreement with such broker dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Company or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

         1.6 All activities by the Distributor and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

         1.7 The Distributor represents and warrants that it is a financial institution required to have an anti-money laundering program that satisfies the requirements of Title III of the US PATRIOT ACT and applicable anti-money laundering regulations ("Applicable Law"), and that: (i) it is acting on behalf of its customers in its dealings with the Company; (ii) it has established and will maintain policies and procedures reasonably designed to comply with Applicable Law. Without limiting the generality of the foregoing, the Distributor agrees that it will comply with Applicable Law with respect to its customers who own shares of a Fund, in accordance with the requirements of Applicable Law: (i) take all legally required steps to identify and verify all customers for whom it acts in dealings with the Company and retain all required customer identification and verification records; (ii) monitor the transactions of the customers for whom it acts in dealings with the Company in order to detect and, where


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appropriate, report suspicious activities; (iii) perform special due diligence for specific types of accounts (such as correspondent accounts for foreign financial institutions and personal banking accounts for foreign persons) as is (or is in the future) required by applicable law or regulation; and (iv) comply with all applicable laws and regulations regarding the reporting of cash transactions. In addition, the Distributor represents, warrants and agrees that it will be responsible for (i) screening any financial intermediaries that it enters into agreements with in connection with the distribution or servicing of Company shares, to the extent that such intermediaries are considered to be "customers" of the Company or Distributor under applicable customer identification regulations, and (ii) obtaining representations from such financial intermediaries that they have established and will maintain an anti-money laundering program that is compliant with Applicable Law and that they will agree to comply with Applicable Law with respect to their customers who own Company shares.

         1.8 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Company's officers may decline to accept any orders for or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.9 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Company may approve, and the Company shall pay all fees and other expenses incurred in connection with such qualification. The Distributor agrees to pay all expenses related to its own qualification as a broker or dealer required by any federal or state law or self-regulatory organization and, except as otherwise specifically provided in this Contract, all other expenses incurred by the Distributor in connection with the offering of Shares as contemplated by this Contract.

         1.10 The Company shall timely furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Company's books and accounts with respect to each Fund, and
(b) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

         1.11 The Company represents to the Distributor that all registration statements and prospectuses filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this Contract, the terms "registration statement" and "prospectus" shall mean any registration statement, prospectus (together with the related statement of additional information) filed with respect to Shares with the Securities and Exchange Commission, and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Company represents and warrants to the Distributor that any registration statement and prospectus, when such become effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations


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of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement and prospectus become effective; and that neither any registration statement nor any prospectus, when they become effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Company may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus which, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. The Company shall promptly notify the Distributor of any advice given to it by the Company's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Contract. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Contract shall in any way limit the Company's right to file at any time such amendments to any registration statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

         1.12 The Company authorizes the Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of Shares. The Company agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (as those expenses are incurred) (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or prospectus or necessary to make any statement in such documents not misleading; provided, however, that the Company's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus or in any financial or other statements in reliance upon and in conformity with any information furnished to the Company by the Distributor and used in the preparation thereof; and further provided that the Company's agreement to indemnify the Distributor and the Company's representations and warranties herein set forth shall not be deemed to cover any liability to the Company or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Contract. The Company's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Company's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by


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telegram addressed to the Company at its principal office in Boston,
Massachusetts and sent to the Company by the person against whom such action is brought within 20 days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 1.12. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Company, the Company will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them. The Company's indemnification agreement contained in this paragraph 1.12 and the Company's representations and warranties in this Contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any Shares.

         1.13 The Distributor agrees to indemnify, defend and hold the Company, its several officers and directors, and any person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (as those expenses are incurred) (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or directors or any such controlling person may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor to the Company or its counsel and used in the Company's registration statement or corresponding statement made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor to the Company or its counsel required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify the Company, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Company, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Pittsburgh, Pennsylvania and sent to the Distributor by the person against


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whom such action is brought, within 20 days after the summons or other first legal process shall have been served. The failure to so notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the Company, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 1.13. The Distributor shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Company, its officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by the Company, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Distributor does not elect to assume the defense of any such suit, or in case the Company reasonably does not approve of counsel chosen by the Distributor, the Distributor will reimburse the Company, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Company or them. The Distributor's indemnification agreement contained in this paragraph 1.13 and the Distributor's representations and warranties in this Contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, its officers and directors, or any controlling person and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Company's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Distributor agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any Shares.

         1.14 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Contract and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus, as required by Section 10(b) of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have any application to or bearing upon the Company's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company's prospectus or charter documents.

         1.15 The Company agrees to advise the Distributor as soon as reasonably practical:

            (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration


                                                                               6

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         statement or prospectus then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

            (d) of all actions of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

         1.16 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Funds and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

      2. Term.
         ----

         This Contract, as amended, shall become effective on August 1, 2003 and, unless sooner terminated as provided herein, shall continue until July 31, 2004, and thereafter shall continue automatically with respect to each Fund for successive annual periods ending on July 31 of each year, provided such continuance is specifically approved at least annually by (i) the Company's Board of Directors or (ii) by a vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund, and provided that in either event the continuance is also approved by the majority of the Company's directors who are not parties to this Contract or interested persons (as defined in the Investment Company Act 1940) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This Contract is not assignable and is terminable with respect to each Fund, without penalty, on not less than forty-five days' notice by the Company's Board of Directors or by vote of a majority (as defined in the Investment Company Act 1940) of the outstanding voting securities of such Fund, or, on not less than ninety days' notice, by the Distributor. This Contract will terminate automatically in the event of its "assignment" (as defined in the Investment Company Act 1940). The parties agree that an assignment includes the transfer of "control" of more than 25% of the outstanding voting securities of the Distributor to a company that is not a subsidiary of Federated.


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      3. Miscellaneous.
         -------------

         3.1 No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought. This Contract may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

         3.2 This Contract shall be governed by the laws of the Commonwealth of Pennsylvania.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                               Yours very truly,

                               EXCELSIOR FUNDS, INC.



                               By: /s/ Frank Bruno
                                   -------------------------------------
                               Name: Frank Bruno
                               Title: Vice President and Assistant Treasurer

Accepted:
EDGEWOOD SERVICES, INC.



By:  /s/ Charles L. Davis, Jr.
     --------------------------------
Name:  Charles L. Davis, Jr.
Title:  President

As amended and restated on August 1, 2003.


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Exhibit A to the
(Amended on July 30, 2004)

                              Amended and Restated
                              Distribution Contract

                              EXCELSIOR FUNDS, INC.
                              ---------------------
                                   Money Fund
                              Government Money Fund
                               Treasury Money Fund
                      Short-Term Government Securities Fund
                      Intermediate-Term Managed Income Fund
                               Managed Income Fund
                               Blended Equity Fund
                        Energy and Natural Resources Fund
                          Value and Restructuring Fund
                                 Small Cap Fund
                               International Fund
                                Pacific/Asia Fund
                              Large Cap Growth Fund
                                Real Estate Fund
                              Emerging Markets Fund


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